                                                                     EXHIBIT 7.1

                      NOTE AND WARRANT PURCHASE AGREEMENT

     THIS NOTE AND WARRANT PURCHASE AGREEMENT dated March 16, 1998 is made and entered into by and between CHRYSALIS INTERNATIONAL CORPORATION., a Delaware corporation, having its principal office at 575 Route 28, Raritan, New Jersey 08869 (the "Company"), and PANLABS INTERNATIONAL, INC., a Washington corporation, having its principal office at c/o MDS Inc., 100 International Boulevard, Etobicoke, Ontario, Canada M9W 6J6 (the "Purchaser") (the Company and the Purchaser are referred to herein as the "Parties"). Capitalized terms not otherwise defined have the meanings given to them in Article 10 of this Agreement.

                                    RECITALS

     Subject to the terms and conditions of this Agreement, the Company desires to sell to the Purchaser and the Purchaser desires to purchase from the Company the Company's 6% Subordinated Note in the principal amount of $5,000,000 due March 16, 2001 (the "Note"), in the form of Exhibit A hereto, and a warrant, as
                                            ---------
evidenced by the Warrant Agreement (the "Warrant") (the Note and Warrant collectively, the "Securities"), to purchase 2,000,000 shares of the Company's common stock, par value $.01 per share ("Common Stock").

                                   AGREEMENT

     In consideration of the foregoing and the representations, warranties, conditions and covenants contained herein, and subject to the terms and conditions of this Agreement, the Company and the Purchaser hereby agree as follows:

     ARTICLE 1.  ISSUANCE AND SALE OF THE NOTE AND WARRANT.

     Section 1.1  Sale of Note and Warrant.  The Company shall issue and sell to
     -----------  ------------------------
the Purchaser, and the Purchaser shall purchase from the Company, the Note and the Warrant by paying the Company the purchase price for the Note and the Warrant (the "Purchase Price"), which Purchase Price shall be $5,000,000 (the shares of Common Stock issuable upon the exercise of the Warrant are referred to herein as the "Warrant Shares" and the Note, the Warrant and the Warrant Shares, together with any other securities issued in substitution of, or exchange for, any of such securities are sometimes referred to herein, collectively, as the "Purchased Securities.")

     Section 1.2  Closing.  The consummation of the sale and purchase (the
     -----------  -------
"Closing") of the Note and the Warrant under this Agreement shall take place at such time, date, place and such manner as are mutually agreeable to the Company and the Purchaser. At the Closing, the Company will deliver to the Purchaser the Note against payment to the Company of the Purchase Price, by wire transfer in immediately available funds. The date and time of the Closing is hereinafter referred to as the "Closing Date."

     ARTICLE 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company hereby represents and warrants to, and covenants with, the Purchaser that:

     Section 2.1  Disclosure Documents; Commission and Stock Exchange Filings.
     -----------  -----------------------------------------------------------
Within the last twelve months of this Agreement, the Company has timely filed all regular, periodic and special reports with the Commission required to be filed by Section 13 or 15(d) of the Exchange Act (collectively, the "Exchange Act Reports"), and all reports and notices with The Nasdaq Stock Market ("Nasdaq") required to be filed by the Nasdaq Marketplace Rules and the Exchange Act (collectively, the "Nasdaq Reports"). Neither any Exchange Act Reports nor any Nasdaq Reports at the time such documents were filed with the Commission or submitted to Nasdaq, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained, in light of the circumstances under which they were made, therein not misleading.

     Section 2.2  Financial Statements.
     -----------  --------------------

     The financial statements contained in the Exchange Act Reports (a) have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved; (b) present fairly the consolidated financial condition and consolidated operating results of the Company as of the dates and for the periods indicated; and (c) disclose all known liabilities, contingent or otherwise of the Company as of the respective dates thereof, which are required under generally accepted accounting principles to be disclosed therein.

     Section 2.3  Changes.
     -----------  -------

     Since September 30, 1997, there has not been (a), except as disclosed on

Schedule 2.3(a) hereto, any material adverse change in the business, assets,
---------------
operation, condition (financial or otherwise) or prospects of the Company or any Subsidiary; (b) any liability or obligation of any nature whatsoever (contingent or otherwise) incurred by the Company or any Subsidiary, other than liabilities and obligations under any contract, agreement, instrument or commitment (each of the foregoing a "Contract") entered into in the ordinary course of the Company's and the Subsidiaries' respective businesses, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company or any Subsidiary; (c) any disposition of any interest in any material asset or property of the Company or any Subsidiary, or any material asset or property of the Company or any Subsidiary made subject to any Lien of any kind other than the Permitted Liens; (d) any waiver of any valuable right of the Company or any Subsidiary, or any cancellation of any debt or claim held by the Company or any Subsidiary; (e) any payment of dividends on, other distributions with respect to, or any direct or indirect redemption, repurchase or other acquisition of, any interest in any securities of the Company or any Subsidiary, or any Contract with respect thereto; (f) any issuance of any securities of the Company or any Subsidiary, or any Contract with respect thereto; (g) any loan or other extension of credit by the Company to any Company Affiliate or Associate, employee or consultant (or any other Person), to any Subsidiary Affiliate or Associate, employee or consultant (or any other Person), or any Contract therefor, other than routine travel advances; (h) any damage, destruction or loss (whether or not covered by insurance) affecting the assets, property, business or prospects of the Company or any Subsidiary; or (i) any change in the accounting methods, practices or policies followed by the Company or any Subsidiary, including any change in depreciation or amortization policies or rates.

     Section 2.4  Indebtedness.
     -----------  ------------

     Neither the Company nor any Subsidiary has outstanding as of the date of this Agreement, or will have outstanding on the Closing Date, any Indebtedness, except for the Senior Indebtedness and other indebtedness incurred in the ordinary course of the Company's business.

     Section 2.5  Liens
     -----------  -----

     Except for the Permitted Liens and the Liens otherwise disclosed in the Exchange Act Reports, the Company or one or more of the Subsidiaries have good and marketable fee simple title to all of the Company's real property and a valid and indefeasible ownership interest in all of its assets reflected in the Company's financial statements contained in the Exchange Act Reports or subsequently acquired by the Company or any Subsidiary, other than those subsequently sold or otherwise disposed of in the ordinary course of the Company's business, free and clear of all Liens and security interests.

     Section 2.6    Organization, Good Standing and Qualification; Authority.
     -----------    --------------------------------------------------------

     The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and carry out the transactions contemplated hereunder. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which it conducts its business or where it is required to be so qualified except in such jurisdictions in which the failure so to qualify would not have a material adverse effect on its business, assets, operation, condition (financial or otherwise) or prospects. The Company possesses all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted. The Company has the requisite corporate power and authority to execute and deliver this Agreement, the Note and the Warrant and to perform its obligations hereunder and thereunder and, to the extent applicable, has taken all corporate or other actions with respect to the execution and delivery of this Agreement, the Note and the Warrant and has duly executed and delivered this Agreement, the Note and Warrant pursuant to all necessary corporate action or other necessary actions. This Agreement, the Note and the Warrant constitute legal, valid and binding obligations of, the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy or similar laws affecting the rights of creditors generally and the availability of equitable remedies.

     Section 2.7  Capitalization.
     -----------  --------------

     As of September 30, 1997, the authorized capital stock of the Company consisted of 20,000,000 shares of Common Stock, of which 11,404,575 shares were issued and outstanding and 5,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"), of which no shares were issued and outstanding. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.

     Section 2.8  Validity of Securities.
     -----------  ----------------------

     The Note and the Warrant have each been duly and validly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued and outstanding. The Warrant Shares have been duly and validly authorized and reserved, and upon issuance in accordance with the terms of the Warrant, will be validly issued and outstanding, fully paid and nonassessable.

     Section 2.9  Authority; No Conflicts
     -----------  -----------------------

     No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with (each of the foregoing an "Approval"), any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated hereby or by the Note and Warrant, except for filings under applicable federal and state securities laws. All such Approvals (if required) will, in the case of qualification, be effective on the Closing Date and, in the case of filings, be made within the time prescribed by applicable law.

     Section 2.10   Burdensome and Conflicting Agreements; Violations of Charter
     ------------   ------------------------------------------------------------
     Provisions.
     -----------

     Neither the authorization, execution and delivery of this Agreement, the Note or the Warrant, the consummation of the transactions herein and therein contemplated, nor the fulfillment of or compliance with the terms hereof and thereof, will conflict with or result in a breach of any of the terms of the charter, bylaws or other corporate restriction, or of any statute, law, rule or regulation, or of any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental or regulatory authority, or of any Material Contract (as such term is defined in Section 2.10 hereof), which is applicable to the Company or any Subsidiary or by which the Company or any Subsidiary is bound, or constitute, with or without the passage of time and giving of notice, a default thereunder, or result in the creation or imposition of any Lien (other than the Permitted Liens) upon any assets of the Company or any Subsidiary.

     Section 2.11   Material Contracts and Obligations.
     ------------   ----------------------------------

     The Company's Exchange Act Reports describe or include as exhibits thereto all material Contracts to which the Company or any Subsidiary is a party or by which it or its property is bound which are required to be disclosed pursuant to
Item 601 of Regulation S-K (each of the foregoing, a "Material Contract").

     ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser hereby represents and warrants to the Company that:

     Section 3.1  Organization, Good Standing and Qualification; Authority.  The
     -----------  --------------------------------------------------------
Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and has all requisite corporate power and authority to carry on its business as presently conducted and carry out the transactions contemplated hereunder. The Purchaser is duly qualified to transact business and is in good standing in each jurisdiction in which it conducts its business or where it is required to be so qualified except in such jurisdictions in which the failure so to qualify would not have a material adverse effect on its business, assets, operation, condition (financial or otherwise) or prospects. The Purchaser possesses all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted. The Purchaser has the requisite corporate power and authority to execute and deliver this Agreement and the Warrant and to perform its obligations hereunder and thereunder and, to the extent applicable, has taken all corporate or other actions with respect to the execution and delivery of this Agreement and the Warrant and has duly executed and delivered this Agreement and Warrant pursuant to all necessary corporate action or other necessary actions. This Agreement and the Warrant constitute legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their terms, except as such enforceability may be limited by bankruptcy or similar laws affecting the rights of creditors generally and by the availability of equitable remedies.

     Section 3.2  No Consents.  No consent, approval, order of authorization of,
     -----------  -----------
or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority other than any state securities authorities on the part of such Purchaser is required in connection with the consummation of the transactions contemplated hereby or by the Note and the Warrant.

     Section 3.3  No Conflicts.  Neither the authorization, execution and
     -----------  ------------
delivery of this Agreement or the Warrant, the consummation of the transactions herein and therein contemplated, nor the fulfillment of or compliance with the terms hereof and thereof, will conflict with or result in a breach of any of the terms of the charter, bylaws or other corporate restriction, or of any statute, law, rule or regulation, or of any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental or regulatory authority, or of any Material Contract, which is applicable to the Purchaser or any subsidiary thereof or by which the Purchaser or any subsidiary thereof is bound, or constitute, with or without the passage of time and giving of notice, a default thereunder, or result in the creation or imposition of any lien upon any assets of the Purchaser or any subsidiary thereof.

     Section 3.4  Investment Representations.
     -----------  --------------------------

     3.4.1 The Purchaser understands that, upon issuance of the Securities, the Company will place a stop-transfer order in its stock books or direct its transfer agent to place such an order in its books respecting transfer of such securities and that the certificates representing such securities shall bear the legends set forth in Section 3.5 hereof.

     3.4.2 The Purchased Securities will be acquired by the Purchaser for its own account for investment purposes only, not as a nominee or agent and not with a view to the public resale or distribution thereof within the meaning of the Securities Act.

     3.4.3 The Purchaser, together with its officers, tax or legal advisors (the "Purchaser Representatives"), has experience as an investor in securities of companies such as the Company and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Purchased Securities and, together which the Purchaser Representatives, has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of such investment. Further, the Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

     3.4.4 The Purchaser understands that the Purchased Securities constitute "restricted securities" under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering within the meaning of the Securities Act and are exempt from registration thereunder, and that under the Securities Act may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Purchaser represents that the Purchaser is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

     3.4.5 The Purchaser has made an independent evaluation of the risks and merits of acquiring the Purchased Securities and the Purchaser, together with the Purchaser Representatives, has been given the opportunity to ask questions, and has asked such questions as the Purchaser has deemed necessary and appropriate concerning the Company in connection with the Purchaser's acquisition of the Purchased Securities and has had any such questions answered to its satisfaction.

     Section 3.5  Legends.
     -----------  -------

     It is understood that the certificate(s) representing the Note and Warrant may bear the following legend and any legend required by the laws of any state:

     "The Securities evidenced hereby have not been registered under the Securities Act of 1933 (the "Act") or under any applicable state law and may not be transferred, sold or otherwise disposed of except in accordance with this [Note/Warrant] and in the absence of an effective registration under the Act or an opinion of counsel reasonably satisfactory to the issuer that such registration is not required under the Act and the rules and regulations promulgated thereunder or such state securities laws. The Securities evidenced hereby are subject to the provisions of a Standstill and Confidentiality Agreement, dated March 16, 1998, among Chrysalis International Corporation, PanLabs International, Inc. and MDS Inc., a copy of which is on file at the Office of the Secretary of Chrysalis International Corporation."

     ARTICLE 4.  CONDITIONS OF THE PURCHASER'S OBLIGATIONS AT THE CLOSING.

     Section 4.1  The obligations of the Purchaser to purchase the Note and the
     -----------
Warrant pursuant to Article 1 of this Agreement are subject to the fulfillment on or before the Closing Date of each of the following conditions:

     4.1.1  The representations and warranties of the Company contained in
Article 2 of this Agreement shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

     4.1.2 The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

     4.1.3 The Company's chief executive officer shall have delivered to the Purchaser at the Closing a certificate, dated the Closing Date, certifying that the conditions specified in Sections 4.1.1 and 4.1.2 have been fulfilled.

     4.1.4 The Company and the Purchaser shall have entered into a warrant agreement in form and substance as set forth in Exhibit B attached hereto (the
                                                ---------
"Warrant Agreement") and the Warrant Agreement shall be in full force and effect as of the Closing Date.

     4.1.5 The Company and the Purchaser shall have entered into a standstill and confidentiality agreement in form and substance as set forth in Exhibit C
                                                                    ---------
attached hereto (the "Standstill Agreement"), and the Standstill Agreement shall be in full force and effect as of the Closing Date.

     4.1.6 At the Closing, the Company shall execute and deliver to Purchaser a security agreement in form and substance as set forth in Exhibit D attached
                                                         ---------
hereto (the "Security Agreement"), and the Security Agreement shall be in full force and effect as of the Closing Date.

     4.1.7  The Company shall have delivered to the Purchaser:

     (a) The Certificate of Incorporation of the Company, as amended and in effect as of the Closing Date, certified by the Secretary of State of the State of Delaware;

     (b) By-laws of the Company, certified by its Secretary or Assistant Secretary as of the Closing Date; and

     (c) Resolutions of the Board of Directors of the Company, authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date.

     4.1.8 At the Closing Date, the purchase of the Securities by the Purchaser hereunder shall be legally permitted by all statutes, laws, rules and regulations to which the Purchaser and the Company are subject.

     4.1.9 All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident thereto shall be satisfactory in form and substance to the Purchaser. The Purchaser shall have received all such counterpart original and certified or other copies of such documents as it may request.

     Section 4.2    Waiver of Conditions.
     -----------    --------------------

     Any of the conditions specified in Section 4.1 may be waived by the Purchaser in writing.

     ARTICLE 5.  CONDITIONS OF THE COMPANY'S OBLIGATIONS AT THE CLOSING.

     Section 5.1  The obligations of the Company to sell the Note and Warrant to
     -----------
the Purchaser pursuant to Article 1 of this Agreement are subject to the fulfillment on or before the Closing Date of each of the following conditions:

     5.1.1  The representations and warranties of the Purchaser contained in
Article 3 hereof shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

     5.1.2 At the time of the Closing, the purchase of the Securities hereunder by the Purchaser shall be legally permitted by all Laws to which the Purchaser is subject.

     5.1.3 The Company and the Purchaser shall have entered into the Warrant Agreement, and the Warrant Agreement shall be in full force and effect as of the Closing Date.

     5.1.4 The Company and the Purchaser shall have entered into the Standstill Agreement, and the Standstill Agreement shall be in full force and effect as of the Closing Date.

     Section 5.2  Waiver of Conditions.
     -----------  --------------------

     Any of the conditions set forth in Section 5.1 may be waived by the Company in writing.

     ARTICLE 6.  AFFIRMATIVE COVENANTS OF THE COMPANY.

     The Company covenants and agrees that, so long as the Note shall remain outstanding:

     Section 6.1  Ranking of and Securitization of the Note.  The Note is, and
     -----------  -----------------------------------------
shall remain, a secured obligation of the Company subordinate only to the Senior Indebtedness and, in the case of Corestates Bank, N.A. ("Corestates"), the terms and conditions of subordination of the Senior Indebtedness to Corestates are set forth in the Subordination Agreement, dated March 16, 1998, by and among, the Company, the Purchaser and Corestates. The Indebtedness of the Company under the Note shall be secured by a valid, perfected, security interest in all the Company's presently owned and after-acquired personal property (tangible and intangible) and fixtures (the "Collateral"). The Purchaser's security interest in the Collateral created in favor of the Purchaser (and evidenced by the Security Agreement) shall be a second priority security interest, subordinate only to the Permitted Liens. The Company shall execute such UCC-1 financing statements and take such other steps as the Purchaser shall require to perfect the Purchaser's second priority security interest in the Collateral.

     Section 6.2  Public Information; Commission and Nasdaq Filings; Reports.
     -----------  ----------------------------------------------------------

     6.2.1 The Company shall timely file all Exchange Act Reports and Nasdaq Reports (or, if the Company is not required to file such reports, it will, upon the request of the Purchaser, make publicly available such other information), and it shall take such further action as the Purchaser may reasonably request, all to the extent required from time to time to enable the Purchaser, subject to any restrictions contained in the Standstill Agreement, to sell securities to the public without restriction under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon written request of the Purchaser, the Company will deliver to the Purchaser a written statement as to whether it has complied with such requirements.

     6.2.2 The Company shall deliver to the Purchaser, (i) simultaneously with its filing, all Exchange Act Reports and Nasdaq Reports filed with the Commission and/or Nasdaq, and (ii) simultaneously with its mailing to its stockholders, all reports, proxy statements, financial statements and other communications delivered or sent by the Company to its stockholders in such capacity or by any Subsidiary to its stockholders other than the Company.

     Section 6.3  Notice of Certain Events.  The Company will provide the
     -----------  ------------------------
Purchaser with written notification promptly, but in any event not later than ten Business Days, after any officer of the Company becomes aware of the occurrence of any of the following events:

     6.3.1 The Company or any Subsidiary shall have become a party to one or more suits, actions or proceedings which, if adversely determined, could have a material adverse effect on the business, assets, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole;

     6.3.2 Any condition or event which constitutes or which, with notice or lapse of time, would constitute an Event of Default shall have occurred;

     6.3.3 The Company or any Subsidiary has received notice of any default or failure to perform any covenant or failure to maintain any representation or warranty by the Company or such Subsidiary under any agreement relating to Indebtedness for money borrowed to which the Company or such Subsidiary its a party;

     6.3.4 Any condition shall exist which has resulted in or which is likely, in the reasonable judgment of the Company, to result in an material adverse change in the business, assets, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole or the ability of the Company to perform its obligations hereunder or under the Note or the Warrant.

     Section 6.4  Exchanges; Lost; Stolen or Mutilated Certificates.
     -----------  -------------------------------------------------

     Upon surrender by the Purchaser to the Company of any certificate representing any of the Purchased Securities, the Company at its expense will issue in exchange therefor, and deliver to the Purchaser, a new certificate or certificates representing such Purchased Securities, in such denomination or denominations as may be requested by the Purchaser. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing any of the Purchased Securities, and in case of any such loss, theft or destruction, upon delivery of an indemnity agreement satisfactory to the Company, or in case of any such mutilation, upon surrender and cancellation of such certificate, the Company at its expense will issue and deliver to the Purchaser a new certificate for such Purchased Securities, of like tenor, in lieu of such lost, stolen or mutilated certificates.

     ARTICLE 7.  NEGATIVE COVENANTS OF THE COMPANY.

     The Company covenants and agrees that, so long as the Note shall be outstanding:

     Section 7.1  The Company will not, and will not permit any Subsidiary to,
     -----------
directly or indirectly, create, incur, issue, purchase, assume, guaranty or become liable with respect to, contingently or otherwise, or extend the maturity of, any Indebtedness, except: (a) the Indebtedness evidenced by the Note; (b) the Senior Indebtedness; (c) Indebtedness which is junior in right of payment to the

Company's Indebtedness to the Purchaser; and (d) any amendment, extension, renewal or refinancing of the Senior Indebtedness, provided that the aggregate unpaid principal and accrued interest of such Senior Indebtedness, after such amendment, extension, renewal or refinancing, does not exceed $10,000,000 in the aggregate, and further provided, that, in the case of any refinancing of the Senior Indebtedness, the proceeds or a portion of such proceeds of such refinancing shall be used to pay-off and discharge in full the Company's indebtedness to Corestates Bank, N.A. and, if such refinancing is obtained from Persons other than the Current Lenders, such other Person(s) shall be a bank or other financial institution regularly engaged in the business of lending money.

     Section 7.2  Liens.  The Company will not, and will not permit any of its
     -----------  -----
Subsidiaries to, create, incur, assume or permit to exist any Lien upon any of the property or assets of any character now owned or hereafter acquired by it or on any income or rights in respect of any thereof, except: (a) any Lien created to secure the Senior Indebtedness hereto, and (b) any Lien originally created to secure payment of a portion of the purchase price or construction costs, as the case may be, relating to any real property or equipment or any interest therein, may be created and suffered to exist upon such real property, equipment or interest therein, which the Company or any Subsidiary acquired or the improvements to which are completed not more than 60 days prior to the date of the creation of the Lien, provided that such Lien does not spread to any other asset at any time owned by the Company or any subsidiary ("Purchase Money Indebtedness").

     ARTICLE 8.  MUTUAL COVENANTS.

     It is the intention of the Parties to investigate and explore potential additional business opportunities or agreements between them, including, but not limited to strategic alliances, joint ventures, collaborative business efforts and other arrangements. Each Party hereby covenants and agrees to cooperate in discussions as between the Parties and their respective consultants and legal counsel and, subject to the provisions of the Standstill Agreement, to provide such information and documentation as may be reasonably required by the other Party so as to foster such discussions and negotiations.

     ARTICLE 9.  DEFINITIONS.

     Except as otherwise specified or as to the context may otherwise require, the following terms shall have the respective meanings set forth below whenever used in this Agreement:

     "Affiliate" and "Associate" shall have the respective meanings ascribed to
      ---------       ---------
such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

     "Business Day" shall mean any day other than a Saturday, Sunday or any
      ------------
other day on which commercial banks are authorized to closed in Delaware.

     "Capitalized Leases" shall mean, with respect to any Person, any lease or
      ------------------
any other agreement for the use of property which, in accordance with generally accepted accounting principles, should be capitalized on the lessee's or user's balance sheet.

     "Code"    shall mean the Internal Revenue Code of 1986, as amended, as the
      ----
same shall be in effect from time to time.

     "Commission" shall mean the Securities and Exchange Commission and any
      ----------
other similar or successor agency of the federal government administering the Securities Act or the Exchange Act.

     "Current Lenders" shall mean (i) Corestates Bank, N.A., 370 Scotch Road,
      ---------------
West Trenton, New Jersey 08628, (ii) PNC Bank, National Association, P.O. Box 231, Scranton, Pennsylvania 18501, (iii) Pennsylvania Industrial Development Authority, Department of Commerce, 480 Forum Building, Harrisburg, Pennsylvania 17120 and (iv) Luzerner Kantonalbank, Pilatusstrasse 12, Luzern, CH-6002, Switzerland.

     "Events of Default" shall have the meaning given to such term in the Note.
      -----------------

     "Exchange Act" shall mean the Securities Exchange Act of 1934, and any
      ------------
similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Indebtedness"  means, without duplication, with respect to any Person, as
      ------------
of any date, the principal of and any premium or interest on (a) all indebtedness of such Person for borrowed money (including all indebtedness evidenced by notes, bonds, debentures or other securities sold by such Person for money) or in respect of letters of credit issued for its own account, (b) all indebtedness incurred by such Person in the acquisition (whether by way of purchase, merger, consolidation or otherwise and whether by such Person or another Person) of any business, real property or other assets (except assets acquired in the ordinary course of the conduct of the acquiror's usual business), (c) all Capitalized Leases, (d) guarantees by such Person of indebtedness described in clauses (a), (b) or (c), and (e) renewals, extensions refundings, deferrals, restructurings, amendments and modifications of any such indebtedness, obligation or guarantee.

     "Lien" shall mean: (i) any interest in property (whether real, personal or
      ----
mixed and whether tangible or intangible) which secures an obligation owed to, or a claim by, a Person other than the owner of such property, whether such interest is based on the common law, statute or contract, including, without limitation, any such interest arising from a Capitalized Lease, arising from a mortgage, charge, pledge, security agreement, conditional sale, trust receipt or deposit in trust, or arising from a consignment or bailment given for security purposes (ii) any encumbrance upon such property which does not secure such an obligation, and (iii) any exception to or defect in the title to or ownership interest in such property, including, without limitation, reservations, rights of entry, possibilities of reverter, encroachments, easements, rights of way, restrictive covenants, licenses and profits a prendre. For purposes of this
                                    ------- - -------
Agreement, the Company or a Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a Capitalized Lease or conditional sale agreement or other similar arrangement pursuant to which title to the property has been retained by or vested in some other person for security purposes.

     "Permitted Liens" shall mean the Liens permitted under Section 7.2 of this
      ---------------
Agreement, which includes the Liens created to secure the Senior Indebtedness (Section 7.2(a)).

     "Person" shall mean any natural person, corporation, limited liability
      ------
company, partnership (general or limited), association, joint venture, trust, estate or other entity.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and any
      --------------
similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

     "Senior Indebtedness" means: (i) all Indebtedness of the Company for money
      -------------------
now borrowed from (a) Corestates Bank, N.A., 370 Scotch Road, West Trenton, New Jersey,(b) PNC Bank, National Association,P.O. Box 231, Scranton, Pennsylvania 18501, (c) Pennsylvania Industrial Development Authority, Department of Commerce, 480 Forum Building, Harrisburg, Pennsylvania 17120 and (c) Luzerner Kantonalbank, Pilatusstrasse 12, Luzern, CH-6002, Switzerland, totaling as of the date of this

Agreement, inclusive of outstanding principal, accrued interest, penalties and premiums, approximately $10,748,000 (US Dollars); (ii) any amendment, extension, renewal or refinancing of the Indebtedness described in subsection (i) hereof, provided that the aggregate principal and interest of such Indebtedness does not exceed $10,000,000, and subject to the additional limitations of Section 7.1(d) of this Agreement; and (iii) Purchase Money Indebtedness, but only the amount
                                                              ----
equal to the lesser of (x) the principal amount borrowed and (y) the fair value
             ------ --
of the equipment acquired or the construction costs incurred, as the case maybe, as of the date of the borrowing.

     "Subsidiary" means any Person of which at the time of determination made
      ----------
under this Agreement at least a majority of capital stock having ordinary voting power for the election of directors or other governing body of such person is owned by the Company directly or through one or more Subsidiaries.

     ARTICLE 10.  MISCELLANEOUS.

     Section 10.1   Survival of Warranties.  The warranties, representations and
     ------------   ----------------------
covenants of the Company contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be effected by any investigation of the subject matter thereof made by or on behalf of the Purchaser.

     Section 10.2   Successors and Assigns.  The terms and conditions of this
     ------------   ----------------------
Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Parties or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     Section 10.3   Governing Law.  This Agreement shall be shall be deemed to
     ------------   -------------
be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws.

     Section 10.4   Counterparts.  This Agreement may be executed in two or more
     ------------   ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 10.5   Titles and Subtitles.  The titles and subtitles used in this
     ------------   --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     Section 10.6   Notices.  All notices, requests, demands, claims, deliveries
     ------------   -------
and other communications hereunder shall be given in writing and shall be deemed effectively given upon (a) personal delivery to the Person to be notified (b) seven days after deposit with a domestic Post Office, by registered mail, postage prepaid and addressed to the Person to be notified at the address indicated for such Person below, or at such other address as such Person may designate by advance written notice to the other Party, (c) confirmed transmission by electronic facsimile to the fax number specified for such Person below or such other number as such Person may designate by advance written notice to the other Party, (d) two business days after sent by certified mail (first class, postage prepaid) and addressed to the Person to be notified at the address indicated for such Person below, or at such other address as such Person may designate by advance written notice to the other Party or (e) next day for delivery by guaranteed overnight delivery, which deliver is confirmed:

     (1)  If to the Company, to:                        With a copy to:

          Chrysalis International Corporation           Jones, Day, Reavis & Pogue
          575 Route 28                                  North Point, 901 Lakeside Avenue
          Raritan, New Jersey 08869                     Cleveland, Ohio 44114
          Fax: (908) 722-6677                           Fax: (216) 579-0212
          Attention:  John Cooper                       Attention:  Thomas C. Daniels, Esq.

     (2)  If to the Purchaser, to:                      With a copy to:

          PanLabs International, Inc.                   Harris Beach & Wilcox, LLP
          c/o MDS Inc.                                  130 East Main Street
          100 International Boulevard                   Rochester, New York 14604
          Etobicoke, Ontario, Canada M9W 6J6
          Fax: (416) 675-4095                           Fax: (716) 232-6925
          Attention:  Vice President, Legal Affairs     Attention:  Thomas E. Willett, Esq.

     Section 10.7   Expenses.  The Company and the Purchaser shall bear their
     ------------   --------
own expenses incurred on their respective behalves with respect to the negotiation, execution and delivery of this Agreement.

     Section 10.8   Entire Agreement, Amendment.
     ------------   ---------------------------

     10.8.1 This Agreement (including the Exhibits and Schedules hereto) and the Note, the Warrant Agreement and the Standstill Agreement constitute the full and entire understanding and agreement between the Parties with regard to the subjects hereof and thereof.

     10.8.2 Any term of this Agreement may be amended, waived or discharged (either generally or in a particular instance and either retroactively or prospectively), by a written instrument signed by the Company and the Purchaser.

     Section 10.9   Brokers.  Each of the Company and the Purchaser (a)
     ------------   -------
represents and warrants to each other that such Person has retained no finder or broker in connection with the transactions contemplated by this Agreement, and
(b) will indemnify and save the other harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any Person on the basis of any statement or representation alleged to have been made by such indemnifying Party.

     Section 10.10  Severability.  If one or more provisions of this Agreement
     -------------  ------------
are held to be unenforceable under applicable Law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its term.

     Section 10.11  Publicity.  Except to the extent any public disclosure is
     -------------  ---------
required by law, the Company and the Purchaser shall consult with, and obtain the prior approval of (which approval shall not be unreasonably withheld) the other Party with respect to any proposed press release announcing this Agreement or with respect to any future press releases or public statements with respect to the transactions contemplated hereby and in making any filings with the Commission or Nasdaq prior to their release or filing.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.


                              PANLABS INTERNATIONAL, INC.


                              By:   /s/ Peter E. Brent
                                    _____________________________________

                              Name: Peter E. Brent
                                    _____________________________________

                              Title:     Director and Assistant Secretary
                                         _____________________________________


                              CHRYSALIS INTERNATIONAL CORPORATION


                              By:   /s/ John G. Cooper
                                    _____________________________________

                              Name: John G. Cooper
                                    _____________________________________

                              Title:     Senior Vice President and Chief
                                          Financial Officer
                                         _____________________________________